UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2009

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 6, 2009, the Board of Directors of MoneyGram International, Inc. (the "Corporation") approved the following employment arrangements with Anthony P. Ryan, President and Chief Executive Officer of the Corporation:

(1) Annual base salary of $600,000 effective as of January 21, 2009, the date of Mr. Ryan’s appointment as President and Chief Executive Officer;

(2) Target bonus percentage of 100%, effective as of January 1, 2009, for awards under the MoneyGram International, Inc. Management and Line of Business Incentive Plan, as amended and restated March 24, 2008;

(3) Non-qualified stock options to purchase 8,000,000 shares of common stock of the Corporation, with an exercise price of $1.74, which grant was made under the MoneyGram International, Inc. 2005 Omnibus Incentive Plan (the "Omnibus Plan") as amended by the Board of Directors on February 9, 2009 subject to stockholder approval, pursuant to the Non-Qualified Stock Option Agreement dated May 6, 2009. The option has a 10-year term expiring on May 6, 2019. Options for 50% of the shares are considered "Time Vested" and options for 50% of the shares are considered "Performance Vested." Except with respect to 500,000 option shares (allocated pro-rata between Time Vested and Performance Vested), the options will not vest and are subject to forfeiture if the stockholders of the Corporation do not approve an amendment to the Omnibus Plan to remove the limitation on the number of options shares that may be granted to an executive officer in any year. Affiliates of Thomas H. Lee Partners, L.P. have provided an executed Proxy appointing Teresa H. Johnson, the Corporation’s Executive Vice President, General Counsel and Secretary, as attorney and proxy to vote "FOR" the amendment to the Omnibus Plan at the next annual meeting of stockholders of the Corporation.

The Time Vested options (4,000,000 shares) will vest as follows:

Time-Vesting Date Aggregate Percentage Vested Time-Based Option
On the Grant Date 15%
On March 15, 2010 35%
On March 15, 2011 55%
On March 15, 2012 75%
On March 15, 2013 90%
On March 15, 2014 100%

The Performance Vested options (4,000,000 shares) will vest as follows: Options for 50% of the shares will vest when the value of the common stock of the Corporation has reached $3.00 per share for a period of 20 consecutive trading days during the 5-year period following the grant date; and options for 50% of the shares will vest when the value of the common stock of the Corporation has reached $4.50 per share for a period of 20 consecutive trading days during the 5-year period following the grant date. If the shares of common stock of the Corporation are not publicly traded, then vesting for the options that are Performance Vested will be vested in the manner set forth in the stock option agreement. This summary is subject to the full text of the non-qualified stock option agreement, a copy of which is filed herewith as Exhibit 10.01;

(4) In consideration of Mr. Ryan’s receipt of benefits under the Non-Qualified Stock Option Agreement and his relinquishment of his rights under the Amended and Restated MoneyGram International, Inc. Executive Severance Plan (Tier I), the Corporation and Mr. Ryan entered into a Severance Agreement dated May 6, 2009, which provides that, if, on or after March 24, 2010, Mr. Ryan’s employment is terminated by the Corporation without Cause or if Mr. Ryan resigns his employment for Good Reason, he would receive the following benefits: (i) $1.8 million as salary severance payable in equal monthly installments over an eighteen month period following his date of termination (calculated to be the approximate equivalent of salary and bonus at target for 18 months); (ii) continuation of group medical and dental insurance for eighteen months; and (iii) continuation of basic and supplemental life insurance coverage for eighteen months. No severance benefits are paid in the event of termination for Cause or resignation without Good Reason or in the event of death or Disability. This summary is subject to the full text of the severance agreement, a copy of which is filed herewith as Exhibit 10.02;

(5) In consideration for receiving the option grant and participation in the MoneyGram International, Inc. Management and Line of Business Incentive Plan (the "Incentive Plan"), the Corporation and/or its subsidiaries and Mr. Ryan entered into an Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement dated May 6, 2009, whereby Mr. Ryan agrees to the following: (i) an indefinite restriction on the disclosure of Confidential Information and/or disparagement of the Corporation; (ii) an 18-month non-competition restriction with respect to general competitors; (iii) a 24-month non-competition restriction with respect to specific conflicting organizations; (iv) a 12-month non-solicitation restriction with respect to employees and customer relationships; and (v) that violation of the non-competition and/or non-solicitation restrictions would result in a suspension or termination of options and, if occurring within two years of the termination of employment, would require the repayment of gains realized from the exercise of options with such remedies being in addition to other legal remedies available to the Corporation in the event of such violation. This summary is subject to the full text of the employee trade secret, confidential information and post-employment restriction agreement, a copy of which is filed herewith as Exhibit 10.03; and

(6) The Corporation and Mr. Ryan entered into an Agreement and Release dated May 6, 2009 which provides that: (i) Mr. Ryan will relinquish all rights and claims as a participant under the Amended and Restated MoneyGram International, Inc. Executive Severance Plan (Tier I); (ii) Mr. Ryan will not relinquish any rights or claims as a participant under the MoneyGram International, Inc. Special Executive Severance Plan (Tier I) which expires March 24, 2010; and (iii) Mr. Ryan acknowledges and agrees that the Corporation’s entry into the Non-Qualified Stock Option Agreement and Severance Agreement are expressly conditioned upon his execution and delivery of the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement and the Agreement and Release. This summary is subject to the full text of the agreement and release, a copy of which is filed herewith as Exhibit 10.04.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

May 12, 2009	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.01	Non-Qualified Stock Option Agreement, dated May 6, 2009, between MoneyGram International, Inc. and Anthony P. Ryan
10.02	Severance Agreement, dated as of May 6, 2009, between MoneyGram International, Inc. and Anthony P. Ryan
10.03	Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement dated May 6, 2009, between MoneyGram Payment Systems, Inc. and Anthony P. Ryan
10.04	Agreement and Release dated May 6, 2009, between MoneyGram International, Inc. and Anthony P. Ryan